UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2012

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 29, 2012, the board of directors (the “Board”) of Iron Mountain Incorporated (the “Company”) elected William L. Meaney, 52, to serve as President and Chief Executive Officer, and as a director, of the Company, effective January 7, 2013 (the “Start Date”). There are no arrangements or understandings between Mr. Meaney and any other persons pursuant to which he was elected as an officer or director, and Mr. Meaney has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Meaney does not have a family relationship with any member of the Board or any executive officer of the Company.

Mr. Meaney served as Chief Executive Officer of The Zuellig Group from August 2004 until March 2012. Prior to that position, Mr. Meaney served as Managing Director and Chief Commercial Officer for Swiss International Airlines from December 2002 to January 2004. Mr. Meaney currently serves on the board of directors of Qantas Airways Limited, an Australian public company offering passenger and air freight transportation services in Australia and internationally, and on the boards of trustees of Carnegie Mellon University and Rensselaer Polytechnic Institute. Mr. Meaney holds a Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute and a Master of Science degree in Industrial Administration from Carnegie Mellon University.

Employment Arrangements

Offer Letter.  The Company entered into an employment offer letter dated November 30, 2012 (the “Agreement”) with Mr. Meaney. The Agreement has no specified term, and Mr. Meaney’s employment with the Company will be on an at-will basis. The material terms of the Agreement are summarized below.

Base Salary and Bonus. Mr. Meaney will receive an annual base salary of $1,000,000, subject to annual review. Mr. Meaney will receive a signing bonus of $250,000 as part of his first regular pay cycle ending after the Start Date, and Mr. Meaney will also be eligible to receive an annual performance-based cash bonus of up to 125% of his actual base salary.  The actual amount of the annual bonus will be determined by the Compensation Committee of the Board (the “Compensation Committee”) based upon criteria to be established on an annual basis.

Relocation Allowance.  Mr. Meaney will be eligible to participate in the Company’s Senior Executive Relocation program to assist with his relocation from Hong Kong to the greater Boston area. The amount Mr. Meaney will receive under such program will not exceed $600,000, which amount includes all gross-up assistance.

Initial Equity Awards. The Agreement provides that Mr. Meaney will also receive an initial equity compensation award package consisting of a combination of stock options, restricted stock units (“RSUs”) and performance units (“PUs”). On the Start Date, Mr. Meaney will receive stock options under the Iron Mountain Incorporated 2002 Stock Incentive Plan with an aggregate grant date fair value of $2,000,000 calculated based on the Black-Scholes option pricing model, which options will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant and will vest ratably over three years. On the Start Date, Mr. Meaney also will receive an award of 63,031 RSUs, which will vest 25% on each of the third and fourth anniversaries of the Start Date and 50% on the fifth anniversary of the Start Date.

In March 2013, in connection with the Company’s annual equity award grants, Mr. Meaney will receive an award of 63,031 PUs, 50% of which will be correlated with the Company’s 2013 performance, with a performance range of 0%-150%, and 50% of which will be correlated with total shareholder return performance across a three-year period, with a performance range of 0%-200%. In each case, the PUs will vest and settle on the third anniversary of the award date.

Other Benefits.  Mr. Meaney will be eligible to participate in the benefit programs generally available to senior executives of the Company. In addition, Mr. Meaney will be reimbursed for the cost of his Swiss medical plan insurance coverage.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Severance Plan No. 2.  In connection with Mr. Meaney’s employment, on November 29, 2012, the Compensation Committee adopted The Iron Mountain Companies Severance Plan Severance Program No. 2 (“Severance Program No. 2”), which is part of The Iron Mountain Companies Severance Plan (the “Severance Plan”).  In the event Mr. Meaney is involuntarily terminated by the Company (other than for “Cause,” as defined in Severance Program No. 2) or in the event Mr. Meaney quits for “Good Reason” (as defined in Severance Program No. 2), he is generally entitled to the following benefits, among others:

•    Cash compensation consisting of (A) the sum of one year’s base salary and a bonus payment equal to the annual target performance-based cash bonus for Mr. Meaney for the year of termination and (B) Mr. Meaney’s actual annual performance-based cash bonus earned in respect of the year of termination based on the achievement of performance goals in accordance with the Company’s annual incentive compensation program, with such bonus pro-rated from the beginning of the fiscal year of termination through to the actual termination date; provided, however, if such termination is in connection with a “Change in Control” (as defined in the Severance Plan and subject to the terms of Severance Program No. 2), then the amount in (A) above shall be doubled.

•    The Company’s equity plans provide that all unvested stock options and other equity awards granted under one of the Company’s equity incentive plans vest immediately should an employee be terminated by the Company or terminate his or her own employment for good reason (as defined in the Company’s equity plans), in connection with a change in control within fourteen days prior to or twelve months after such change in control (such a change in control is defined in the Company’s equity plans as a “Vesting Change in Control”).  Severance Program No. 2 (a) provides that Mr. Meaney is entitled to such vesting if the termination occurs prior to such Vesting Change in Control (i) at the direction of a third party or (ii) 90 days prior to such Vesting Change in Control or up to two years following the Vesting Change in Control and (b) includes an additional component to the term “Good Reason” that could result in an vesting if Mr. Meaney were to terminate his employment in connection with a Vesting Change in Control.  The additional element of “Good Reason” is a material diminution in the responsibilities or title or position with the Company and/or the assignment of duties and responsibilities that are generally inconsistent with Mr. Meaney’s position with the Company immediately prior to the Vesting Change in Control.

•    The Company’s reimbursement to Mr. Meaney of (i) 100% of the cost of medical and dental coverage until the earlier of (a) the first anniversary Mr. Meaney’s termination or for 18 months in connection with a Change in Control and (b) the date on which Mr. Meaney terminates COBRA coverage and (ii) outplacement for nine months following termination.

The benefits described above are contingent on Mr. Meaney signing, returning and not revoking a release.  The foregoing description of the Severance Plan and Severance Program No. 2 is not complete and is subject to and qualified in its entirety by reference to the Severance Plan and Severance Program No. 2, which are incorporated by reference as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 13, 2012 and Exhibit 10.2 to this Current Report on Form 8-K, respectively.

Departure of Directors or Certain Officers

On November 29, 2012, C. Richard Reese informed the Board that he is resigning as Chief Executive Officer of the Company, effective January 7, 2013, and that he also will retire from the Board, effective in March 2013. Mr. Reese advised the Board that the reasons for his decision to resign and retire were not the result of any disagreement with the Company.

Item 9.01.       Financial Statements and Exhibits.

(d)  Exhibits

10.1	Employment Offer Letter, dated November 30, 2012. (Filed herewith.)

10.2	Severance Program No. 2. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

	By:	/s/ Ernest W. Cloutier
	Name:	Ernest W. Cloutier
	Title:	Executive Vice President and General Counsel

Date: December 3, 2012